REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into as of this 25th day of January, 1995, by and between FOCUS 2000, INC., a Nevada corporation ("Seller"), and RIO PROPERTIES, INC., a
Nevada corporation ("Buyer").

                       TERMS OF AGREEMENT:

     1. PROPERTY. Subject to the terms hereof, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, that certain real property located in Clark County, Nevada, more particularly described on Exhibit "A" hereto, together with all improvements, rights, entitlements and hereditiments appurtenant thereto (collectively the "Property").

     2. PURCHASE PRICE. The purchase price for the Property (the "Purchase Price") shall be Three Million Two Hundred and Three Thousand One Hundred and Ninety One Dollars ($3,203,191.00). The Purchase Price shall be payable in cash at close of escrow (see Exhibit "B" for Letter Agreement dated December 12, 1994).

     3. ESCROW. Within two (2) business days after execution of this Agreement, Buyer and Seller shall open an escrow with Ms. Angie Galindo of United Title ("Escrow Agent"), 2300 West Sahara Avenue, Suite 140, Las Vegas, Nevada 89102, by depositing an executed copy of this Agreement. The parties shall promptly execute and deliver such escrow instructions and additional documents, not inconsistent with this Agreement, as may be required to effectuate the intent hereof.

     4. CLOSE OF ESCROW. Escrow shall close on or before March 15, 1995, (the "Closing Date"). Seller shall convey the Property to Buyer or Buyer's nominee by grant, bargain and sale deed as is customary in Nevada, free and clear of all encumbrances other than such reservations, conditions, easements, rights of way, and covenants of record, identified below, as evidenced by a policy of title insurance, to which no objection has been made by Buyer prior to its purchase of the Property. At close of escrow, Seller shall cause Escrow Agent to issue to Buyer an ALTA extended coverage owner's policy of title insurance, with coverage in the amount of the Purchase Price, insuring Buyer's title subject only to Items 1, 2, 3, 4, 5, 6 and 7 as shown on the preliminary title report dated December 29th, 1994 and attached hereto as Exhibit "C". Closing costs shall be apportioned between the parties as is customary in Clark County, Nevada.

     5. OBLIGATIONS AT CLOSING. At the Closing, the parties shall have the following obligations:

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          (a)  SELLER'S OBLIGATIONS.  The Seller shall tender the
following to the Buyer at the Closing:

               (i) a grant, bargain, and sale deed for the Property;

               (ii) possession of the Property; and

               (iii) any   and  all  other  documents  reasonably
required by the Buyer to consummate the Closing that are consistent with the terms of this Agreement.

          (b) BUYER'S OBLIGATIONS. The Buyer shall tender the following to the Seller at the Closing:

               (i)  the Purchase Price; and

               (ii) any and all other documents reasonably required by the Seller to consummate the Closing that are consistent with the terms of this Agreement.

     6. PRORATIONS. Unpaid property taxes, sewer use fees, and all other assessments will be adjusted pro rata at the time of the Closing. The parties agree that an amount equal to rent revenues less ordinary operating expenses will be prorated from the date of the Letter Agreement, December 12, 1994, with Buyer being credited with all net revenues from that date to the date of Closing.

     7. BROKERS. Buyer and Seller hereby represent and warrant to each other that they have not retained or dealt with any broker or agent with respect to this transaction except Focus 2000, Inc., representing Seller, whose commission shall be the obligation of Seller pursuant to separate agreement. Buyer and Seller each hereby agree to indemnify and hold the other harmless from and against the claims of any other broker, agent or finder claiming by or through the indemnifying party.

     8. CONDITION OF PROPERTY. Buyer agrees and acknowledges that Buyer shall be deemed to have agreed to accept the Property "As Is", based upon Buyer's independent investigation thereof, and Seller shall not be liable for any latent or patent defects in the property, except that Seller shall disclose to Buyer any defects of which it has actual knowledge prior to Closing, including violation of any laws, rules or regulations pertaining to hazardous substances or environmental laws.

     9. SELLER'S LIABILITIES. Nothing herein contained shall obligate the Buyer to assume any of the obligations of the
Seller,  regardless  of whether such liabilities  relate  to  the
Property.
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     10.   SELLER'S REPRESENTATIONS AND WARRANTIES.   The  Seller
represents and warrants to the Buyer as follows:

          (a) AUTHORITY. The Seller is a duly incorporated, validly existing corporation in good standing under the laws of Nevada. The Seller has the corporate power and corporate authority to sell and transfer the Property in accordance herewith. The Seller has taken all requisite corporate and other action necessary to approve and effect the transactions contemplated by this Agreement and authorize the execution of this Agreement on its behalf by the officer whose signature appears on the signature page of this Agreement. No consents of any third parties are required for the execution and performance of this Agreement by the Seller.

          (b) NO BREACH. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of the Seller or any instrument to which the Seller is a party or by which the Seller or the Property is bound, or any law, rule, judgment, decree or order of any court or governmental body.

          (c) LEASES. There shall be at the Closing only one lease on or relating to the Property, which is attached hereto as Exhibit D.

          (e) LITIGATION. The Seller has not been served in connection with, and to the actual knowledge of the Seller, the Seller is not a party to or threatened with, any pending litigation affecting the Property, which, if determined adversely to the Seller, would have a materially adverse affect on the Seller's ability to carry out the terms and conditions of this Agreement or on the value of the Property as a whole. To the actual knowledge of the Seller, there is no pending condemnation proceeding with respect to any portion of the Property.

     11.   BUYER'S  REPRESENTATIONS AND  WARRANTIES.   The  Buyer
represents and warrants to the Seller as follows:

          (a) AUTHORITY. The Buyer is a duly incorporated, validly existing corporation in good standing under the laws of Nevada. The Buyer has the corporate power and corporate authority to purchase and accept delivery of the Property in accordance herewith. The Buyer has taken all requisite corporate and other action necessary to approve and effect the transactions contemplated by this Agreement and authorize the execution of this Agreement on its behalf by the officer whose signature appears on the signature page of this Agreement. No consents of

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any  third parties are required for the execution and performance of this Agreement by the Buyer.

          (b) NO BREACH. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereunder and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of the Buyer or any instrument of which the Buyer is a party or by which the Buyer is bound, or any law, rule, judgment, decree or order of any court or governmental body.

          (c) LITIGATION. The Buyer has not been served in connection with, and to the knowledge of the Buyer, the Buyer is not a party to or threatened with, any pending litigation affecting this Agreement, which, if determined adversely to the Buyer, would have a materially adverse affect on the Buyer's ability to carry out the terms and conditions of this Agreement.

     12. FURTHER ASSURANCES. Each party acknowledges its duty to, and shall exercise good faith and fair dealing in connection with the transactions contemplated herein. At the request and expense of one party, whether at or after the Closing, without further consideration, the other party shall execute and deliver such further instruments and take such other action as the requesting party may reasonably request in order to effectuate the transactions set forth herein, consistent with the terms hereof.

     13. INDEMNIFICATIONS. Buyer agrees to defend, indemnify and hold Seller harmless for, from, and against any and all claims, demands, judgments, liabilities, obligations, taxes, fines, and penalties arising out of Buyer's ownership of the Property subsequent to the Closing or any breach of any representation, warranty or covenant of the Buyer under this Agreement.

          Seller agrees to defend, indemnify, and hold Buyer harmless for, from, and against any and all claims, demands, judgments, liabilities, obligations, taxes, fines, and penalties arising out of Seller's ownership of the Property prior to the Closing, or any breach of any representation, warranty or covenant of the Seller under this Agreement.

     14. NOTICES. Any notices hereunder shall be hand delivered or sent by certified mail, postage prepaid, return receipt requested; addressed as follows:

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              SELLER:                          BUYER:

     449S South Polaris Avenue       3700 West Flamingo Road
     Las Vegas, Nevada 89103         Las Vegas, Nevada 89103
     Attention: Robert H. O'Neil     Attention: General Manager

Notices mailed as aforesaid shall be deemed delivered on the earlier of (a) actual receipt, or (b) three (3) business days after deposited in the U.S. mail.

     15. GENERAL. Time is of the essence hereof. This Agreement represents the entire agreement of the parties, and may only be amended in writing. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The waiver of any default by Seller or Buyer shall not be construed as a continuing waiver, or a waiver of any subsequent default of the same or any other provision of this Agreement. The terms of this Agreement shall be governed under Nevada law. In the event of any action to enforce the terms of this Agreement, the action shall be brought in a court of competent jurisdiction in Clark County, Nevada, and the prevailing party shall be entitled to costs and attorneys fees from the other party. This Agreement may be executed in counterparts.

     IN  WITNESS  WHEREOF, Buyer and Seller  have  executed  this
Agreement as of the date first set forth above.

             SELLER:                           BUYER:

        FOCUS 2000, INC.,              RIO PROPERTIES, INC.,
      a Nevada corporation,            a Nevada corporation,



By: /s/ ROBERT H. O'NEIL            By: /s/ HARLAN BRAATEN
Its: Executive Vice President       Its: Senior Vice President &
                                          CFO

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                            ALTA/ACSM

                        LAND TITLE SURVEY